                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                          THE SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported) July 6, 1999

                                 --------------

                             PLANAR SYSTEMS, INC.


              Oregon                     0-23018      93-0835396
          ---------------------------------------------------------
     (State or other jurisdiction of    (Commission       (IRS Employer
     incorporation or organization)      File No.)  Identification No.)


          1400 N.W. Compton Drive, Beaverton, Oregon        97006
          ---------------------------------------------------------
          (Address of principal executive offices)       (Zip Code)


                                (503) 690-1100
          ---------------------------------------------------------
             (Registrant's telephone number, including area code)


                                   No Change
          ---------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.

     Pages 3 through 13 of this Form 8-K/A contain the balance sheets of dpiX, INC. for the years ended December 31, 1998 and 1997 and the period ended June 25, 1999 (unaudited) and the related statements of operations and cash flows for the years ended December 31, 1998 and 1997 and the periods ended June 25, 1999 (unaudited) and June 30, 1998 (unaudited).


(b)  Pro Forma Financial Information.

     Pages 14 through 18 of this Form 8-K/A contain the unaudited Pro Forma Balance Sheet at June 25, 1999, the unaudited Statements of Operations for the year ended September 25, 1998, and for the six months ended June 25, 1999 for the Registrant and dpiX, INC.

(c)  Exhibits.

     *2.1 Agreement and Plan of Merger dated as of May 13, 1999 by and among dpiX, INC., Xerox Corporation and New dpiX LLC.

     23.1 Consent of Independent Auditors

-------------------

     *Filed previously.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 1999

                              PLANAR SYSTEMS, INC.


                                 /s/  Jack Raiton
                                 -------------------------------
                                 Jack Raiton
                                 Vice President and
                                 Chief Financial Officer

                         Independent Auditors' Report


The Board of Directors
dpiX, Inc.:

We have audited the accompanying balance sheets of dpiX, Inc. (the Company) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of dpiX, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As more fully described in note 1, the Company has experienced substantial losses and has been funded by its parent company from inception through June 25, 1999. The parent company liquidated the Company on June 26, 1999 and contributed certain assets and liabilities of the Company as part of its contribution in a newly formed company, dpiX, LLC.


/s/ KPMG LLP

San Francisco, California
September 2, 1999
                                  dpiX, INC.
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                                Balance Sheets

                                                                            December 31,        December 31,       June 25,
                        Assets                                                  1997               1998              1999
                                                                          -----------------     ------------      -----------
                                                                                                                  (unaudited)
Current assets:
     Accounts receivable, net of allowances for doubtful
        accounts of $20,700, $99,400 and $71,578, respectively            $       1,547,405       2,960,371         2,582,383
     Inventories, net                                                             2,175,617       3,677,684         3,129,021
     Prepaid expenses and other current assets                                      341,275         556,059            60,487
                                                                          -----------------     -----------       -----------
                 Total current assets                                             4,064,297       7,194,114         5,771,891

Property and equipment, net                                                      21,729,014      20,098,017        18,007,571
License agreement and other assets                                                1,506,990       1,573,815            11,668
                                                                          -----------------     -----------       -----------
                    Total assets                                          $      27,300,301      28,865,946        23,791,130
                                                                          =================     ===========       ===========
             Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
     Accounts payable                                                     $       1,949,001       1,237,919         1,052,012
     Accrued expenses                                                             3,964,037       3,792,516         4,665,623
     Current portion of lease payable                                                56,214          63,482            67,470
     Advances from Xerox                                                         23,929,277      44,698,037         9,178,030
                                                                          -----------------     -----------       -----------
                 Total current liabilities                                       29,898,529      49,791,954        14,963,135

Long-term portion of lease payable                                                4,863,328       4,799,845         4,765,082
                                                                          -----------------     -----------       -----------
                 Total liabilities                                               34,761,857      54,591,799        19,728,217
                                                                          -----------------     -----------       -----------
Stockholders' equity (deficit):
     Common stock, $.001 par value; 65,000,000 shares
        authorized; 1,000 shares issued and outstanding                                   1               1                 1
Preferred stock, $.001 stated value; 45,000,000 shares
        authorized; 16,000,000 preferred Series A shares issued
         and outstanding                                                             16,000          16,000            16,000
     Preferred stock, $.001 stated value; 45,000,000 shares
        authorized; 21,249,430 preferred Series B shares
        issued and outstanding                                                           --              --            21,249
     Additional paid-in capital                                                  32,559,995      32,559,995        77,030,636
     Retained deficit                                                           (40,037,552)    (58,301,849)      (73,004,973)
                                                                          -----------------     -----------       -----------
                 Total stockholders' equity (deficit)                            (7,461,556)    (25,725,853)        4,062,913
                                                                          -----------------     -----------       -----------
                 Total liabilities and stockholders' equity (deficit)     $      27,300,301      28,865,946        23,791,130
                                                                          =================     ===========       ===========

See accompanying notes to financial statements.

                                  dpiX, INC.
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                           Statements of Operations


                                                    Year                   Year                Six Months             Period
                                                    Ended                  Ended                  Ended                Ended
                                                  December 31,           December 31,             June 30,            June 25,
                                                     1997                   1998                   1998                 1999
                                                ---------------          ------------          -----------           ----------
                                                                                               (Unaudited)            (Unaudited)
Revenues:
    Product                                     $    2,555,545              7,234,988          2,895,191              3,903,975
    Research contract                                5,971,772              4,475,773          2,106,435                725,728
                                                --------------           ------------       ------------           ------------
         Total revenues                              8,527,317             11,710,761          5,001,626              4,629,703

Cost of revenues                                    12,373,419             18,005,475          9,273,101             10,102,320
                                                --------------           ------------       ------------           ------------
         Gross margin                               (3,846,102)            (6,294,714)        (4,271,475)            (5,472,617)
                                                --------------           ------------       ------------           ------------
Operating expenses:
    Research and development                         8,832,920              8,193,924          4,230,212              3,570,708
    Selling, general and administrative              4,004,074              3,155,735          1,533,643              3,849,240
                                                --------------           ------------       ------------           ------------
         Total operating expenses                   12,836,994             11,349,659          5,763,855              7,419,948
                                                --------------           ------------       ------------           ------------
         Operating loss                            (16,683,096)           (17,644,373)       (10,035,330)           (12,892,565)

Other expenses:
    Interest expense                                   645,665                619,924            311,141                310,559
    Write-off of license agreement                          --                     --                 --              1,500,000
                                                --------------           ------------       ------------           ------------
         Net loss                               $  (17,328,761)           (18,264,297)       (10,346,471)           (14,703,124)
                                                ==============           ============       ============           ============
Basic and diluted net loss per share            $      (17,329)               (18,264)           (10,346)               (14,703)
                                                ==============           ============       ============           ============
Shares used in calculation of basic and
    diluted net loss per share                           1,000                  1,000              1,000                  1,000
                                                ==============           ============       ============           ============

See accompanying notes to financial statements.

                                  dpiX, INC.
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                 Statements of Stockholders' Equity (Deficit)

    Years ended December 31, 1998, 1997 and the period ended June 25, 1999
                                  (unaudited)


                             Preferred A stock    Preferred B stock        Common stock                                 Total
                          ---------------------  --------------------- ------------------               Retained    stockholders'
                             Shares     Amount    Shares      Amount    Shares    Amount      APIC      deficit    equity (deficit)
                          ----------   --------  ----------  --------- --------  --------  ---------- ------------ ----------------
Balance as of
  December 31, 1996       16,000,000   $ 16,000          --  $      --    1,000  $      1  32,559,995 (22,708,791)     9,867,205
Net loss                          --         --          --         --       --        --          -- (17,328,761)   (17,328,761)
                          ----------   --------  ----------  --------- --------  --------  ---------- ------------ ----------------
Balance as of
 December 31, 1997        16,000,000     16,000          --         --    1,000         1  32,559,995 (40,037,552)    (7,461,556)
Net loss                          --         --          --         --       --        --          -- (18,264,297)   (18,264,297)
                          ----------   --------  ----------  --------- --------  --------  ---------- ------------ ----------------
Balance as of
 December 31, 1998        16,000,000     16,000          --         --    1,000         1  32,559,995 (58,301,849)   (25,725,853)
Issuance of 21,249,430
 shares of Series B
 preferred stock for
 cancellation of
 advances from Xerox
 Corporation (unaudited)          --         --  21,249,430     21,249       --        --  44,470,641          --     44,491,890
Net loss (unaudited)              --         --          --         --       --        --          -- (14,703,124)   (14,703,124)
                          ----------   --------  ----------  --------- --------  --------  ---------- ------------ ----------------
Balances as of June 25,
 1999 (unaudited)         16,000,000   $ 16,000  21,249,430     21,249    1,000  $      1  77,030,636 (73,004,973)     4,062,913
                          ==========   ========  ==========  ========= ========  ========  ========== ============ ================

See accompanying notes to financial statements
                                  dpiX, INC.
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                           Statements of Cash Flows

                                                                        Year               Year         Six Months        Period
                                                                        ended              ended           ended          ended
                                                                     December 31,       December 31,     June 30,        June 25,
                                                                        1997               1998            1998           1999
                                                                   ---------------      -----------     -----------     -----------
                                                                                                        (Unaudited)     (Unaudited)
Cash flows from operating activities:
    Net loss                                                       $   (17,328,761)     (18,264,297)    (10,346,471)    (14,703,124)
    Depreciation and amortization                                        3,729,748        4,087,266       2,057,973       2,290,617
    Loss on disposal of equipment                                          227,910           28,553              --          28,737
    Changes in operating assets and liabilities:
      Accounts receivable                                                  (81,460)      (1,412,966)       (467,336)        377,988
      Inventory                                                         (1,577,988)      (1,502,067)       (632,493)        548,663
      Prepaid expenses and other current assets                                 --         (214,784)        436,259         495,572
      License agreement and other assets                                (4,492,009)         (66,825)        (27,175)      1,562,147
      Accounts payable                                                     616,923         (711,082)     (1,014,310)       (185,907)
      Accrued liabilities                                               (7,331,017)        (171,521)      1,125,347         873,107
      Advances from Xerox                                               27,122,214       20,768,760      10,943,132     (35,520,007)
                                                                   ---------------      -----------     -----------     -----------

               Net cash provided by (used in)
                 operating activities                                      885,560        2,541,037       2,074,926     (44,232,207)
                                                                   ---------------      -----------     -----------     -----------
Cash flows used in investing activities -
      equipment purchases                                                 (835,762)      (2,484,822)     (2,047,671)       (228,908)
                                                                   ---------------      -----------     -----------     -----------
Cash flows from financing activities:
    Capital lease payments                                                 (49,798)         (56,215)        (27,255)        (30,775)
    Issuance of preferred stock                                                 --               --              --      44,491,890
                                                                   ---------------      -----------     -----------     -----------
               Net cash (used in) provided by
                    financing activities                                   (49,798)         (56,215)        (27,255)     44,461,115
                                                                   ---------------      -----------     -----------     -----------
Net increase in cash and cash equivalents                                       --               --              --              --

Cash and cash equivalents, beginning of year                                    --               --              --              --
                                                                   ---------------      -----------     -----------     -----------
Cash and cash equivalents, end of year                             $            --               --              --              --
                                                                   ===============      ===========     ===========     ===========

See accompanying notes to financial statements.

                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
              (Information for the six the months ended June 30, 1998 and as of and for the period ended June 25, 1999 is unaudited)



(1)  Organization

     dpiX, Inc. (the Company) was established in March of 1996, following a spinout from the Xerox Palo Alto Research Center, to focus on research and development on 1) sensor and display technology and 2) production process. Following the spinout, the Company was incorporated in Delaware as a wholly owned subsidiary of the Xerox Corporation (the Xerox Corporation or the Parent Company). Since inception, the Company has developed, manufactured and sold sensor and display products to customers including Trixell, Varian Medical Systems, Inc. and Planar Systems, Inc.. The Company's production process revenues resulted from research contracts engaged with the United States government's Defense Advance Research Project Agency and the United States Display Consortium.

     Operating Loss and Liquidity

     The Company has sustained losses and negative cash flows from operations since inception and received substantial support from the Parent Company until June 25, 1999. On June 26, 1999, the Parent Company liquidated the Company and contributed certain assets and liabilities to dpiX, LLC, a newly formed Delaware limited liability company.

(2)  Summary of Significant Accounting Policies

     (a)  Inventories

          Inventories are stated at the lower of cost or market using the first-in, first-out cost method.


          Inventories are comprised of:

                                                               December 31,         December 31,            June 25,
                                                                  1997                  1998                  1999
                                                              --------------        --------------        --------------
                                                                                                            (unaudited)
                Raw materials                                  $   1,207,133             1,801,814             1,081,477
                Work-in-process                                    1,515,804             1,912,495             2,270,274
                Finished goods                                        37,000               475,030                69,400
                Allowance for obsolescence                          (584,320)             (511,655)             (292,130)
                                                             ---------------        --------------        --------------
                              Total                             $  2,175,617             3,677,684             3,129,021
                                                             ===============        ==============        ==============

     (b)  Property and Equipment

          Property and equipment are stated at cost, net of accumulated depreciation and amortization, and are depreciated and amortized using the straight-line method over the estimated useful lives of the assets.

                                                                     (Continued)
                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
              (Information for the six months ended June 30, 1998
        and as of and for the period ended June 25, 1999 is unaudited)



(c)    Revenue Recognition

       The Company's revenues are derived from research contract agreements and product sales. Research contract revenues are based upon reimbursement of costs incurred as specified in the contracts, and are realized upon the completion of contract milestones. Costs incurred in excess of reimbursable amounts are recognized by the Company and accrued. Costs accrued in excess of contract amounts totaled $191,000 in 1997. As of June 25, 1999, the Company is no longer entering into new research contracts. Consequently, research contract revenues are continually diminishing and will continue until the completion of existing contracts in fiscal year 2000.

       Product revenues are realized upon shipment or at the request of certain customers on completion. As of December 31, 1997 and 1998 and as of June 25, 1999, the Company sold all products for amounts which were below the cost to produce. As of December 31, 1997, 1998 and June 25, 1999, remaining manufacturing costs exceeded contracted sales price by $2,990,000, $2,600,000 and $2,500,000, respectively. These amounts are charged to expense in the period in which the Company became contractually obligated.

(d)    Research and Development

       All research and development costs are expensed as incurred and include salaries and expenses related to employees who conduct research and development.

(e)    Income Taxes

       Upon incorporation the Company entered into a Tax Sharing Agreement with the Parent Company in which the Xerox Corporation retained all tax benefits from the Company's assets and operating losses; therefore, the resulting deferred tax attributes are not presented in the Company's financial statements.

(f)    Net Loss Per Share

       The Company has adopted Statement of Financial Accounting Standards
       (SFAS) No. 128, Earning Per Share, which calculates basic net loss per share and diluted net loss per share which includes potentially dilutive effects from outstanding stock options and convertible stock, using the treasury stock method. Stock options and convertible stock have been excluded from the calculation of diluted net loss per share, as they are anti-dilutive.

                                                                     (Continued)
                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
              (Information for the six months ended June 30, 1998
        and as of and for the period ended June 25, 1999 is unaudited)



       The following table sets forth the computation of net loss per share for each of the periods:

                                                   December 31,       December 31,       June 30,            June 25,
                                                      1997                1998             1998                1999
                                                 ----------------    ----------------  ----------------   ------------------
       Net loss                                   $  (17,328,761)      (18,264,297)      (10,346,471)         (14,703,124)
                                                 ----------------    ----------------  ----------------   ------------------

       Basic and diluted
          weighted-average
          common shares
          outstanding used in
          computing basic and
          diluted net loss per
          share                                            1,000             1,000             1,000                1,000
                                                 ----------------    ----------------  ----------------   ------------------
       Basic and diluted net
          loss per share                          $      (17,329)          (18,264)          (10,346)             (14,703)
                                                 ================    ================  ================   ==================

(g)    Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(h)    Concentration of Credit Risks

       Accounts receivable potentially subject the Company to concentrations of credit risk. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable. When required, the Company maintains allowances for credit losses, and to date such losses have been within management's expectations. As of and for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1998 and as of and for the period ended June 25, 1999, the majority of the Company's accounts receivables and product sales were to Trixell, Varian Medical Systems, Inc. and Planar Systems, Inc.

(i)    Accounting for Impairment of Long-Lived Assets

       The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

                                                                     (Continued)
                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
              (Information for the six months ended June 30, 1998
        and as of and for the period ended June 25, 1999 is unaudited)


(j)    Comprehensive Loss

       The Company has no significant components of other comprehensive loss and, accordingly, the comprehensive loss is the same as net loss for all periods.

(k)    Recent Accounting Pronouncements

       The FASB recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. The Company must adopt SFAS No. 133 by January 1, 2000. Management does not believe the adoption of SFAS No. 133 will have a material effect on the financial position or results of operations of the Company.

(l)    Interim Financial Data

       The accompanying financial statements for the six months ended June 30, 1998 and as of and for the period ended June 25, 1999 are unaudited. In the opinion of management, these interim statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data disclosed in these notes to the financial statements for these periods are also unaudited. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future periods.

(3)  Property and Equipment

     As of December 31, 1997, 1998 and June 25, 1999, property and equipment, at cost, consisted of the following:

                                                     Asset lives       December 31,         December 31,         June 25,
                                                       years              1997                 1998                1999
                                                   ---------------    ----------------    --------------     ---------------
                                                                                                                (unaudited)
          Building                                             37       $   5,316,964         5,316,964           5,316,966
          Leasehold improvements                               10           6,424,715        12,857,979          13,823,310
          Plant machinery                                       8          21,835,691        18,304,956          17,525,524
          Furniture and fixtures                                5           2,127,512         1,900,168           1,883,945
          Computer equipment                                    3             791,031         2,404,208           2,283,670
          Construction-in-progress                             --           3,267,023         1,356,965             173,459
                                                                      ----------------    --------------     ---------------
                                                                           39,762,936        42,141,240          41,006,874
          Less: accumulated depreciation
               and amortization                                           (18,033,922)       22,043,223)        (22,999,303)
                     Net plant, property                              ----------------    --------------     ---------------
                         and equipment                                  $  21,729,014        20,098,017          18,007,571
                                                                      ================    ==============     ===============

                                                                     (Continued)
                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
                (Information for the six months ended June 30, 1998 and as of and for the period ended June 25, 1999 is unaudited)


(4)  Intangible Asset

     The Company prepaid a license agreement for a manufacturing process valued at $1,500,000 as of December 31, 1997 and 1998. In 1999, the Company abandoned plans to incorporate the process in the Company's operations and wrote off the entire value against other expense during the period ended June 25, 1999.

(5)  Capital Stock

     (a)  Common and Preferred Convertible Series A and B Stock

          Upon the incorporation in November of 1996, the Company issued 1,000 shares of common stock and 16,000,000 shares of preferred Series A stock to the Parent Company for assets contributed. In February 1999, the Company issued 21,249,430 shares of preferred Series B stock in conversion of advances of $44,491,890 from the Parent Company.

          For the years ended December 31, 1997 and 1998 and during the period ended June 25, 1999, the Company repurchased immaterial shares of common stock outstanding from employees derived from exercised stock options. These shares were subsequently retired upon the dissolution of the Company on June 25, 1999 by the newly formed company.

     (b)  Stock Option Plan

          The Company established a stock based compensation plan (the Plan) in 1996, which was subsequently terminated upon the liquidation of the Company on June 25, 1999. For the years ended December 31, 1997 and 1998 and for the period ended June 25, 1999, the Company issued and recorded immaterial amounts of compensation expense and additional paid-in capital for stock options granted and exercised, respectively, relating to stock option transactions. All outstanding stock options outstanding as of the liquidation date were repurchased by the Company pursuant to the termination of the Plan.

(6)  Related Party Transactions

     Company's operations were sustained through cash infusions from the Parent Company since inception. The advances amounted to $23,929,277, $44,698,037 and $9,178,030 as of December 31, 1997, 1998 and June 25, 1999,
     respectively. See note 5(a).

(7)  Leases

     Upon incorporation, the Company entered into a capital lease agreement with the Parent Company for its manufacturing facility in California. Upon the liquidation of the Company and the formation of a new company discussed in note 9, the lease was canceled and replaced with a new noncancelable operating lease agreement. Additionally, the Company maintains noncancelable operating leases for its offices in California and for manufacturing equipment with third parties.

                                                                     (Continued)
                                  dpiX, INC
             (A Wholly Owned Subsidiary of the Xerox Corporation)

                        Notes to Financial Statements

                          December 31, 1997 and 1998
                (Information for the six months ended June 30, 1998 and as of and for the period ended June 25, 1999 is unaudited)



     Future minimum lease payments under noncancelable operating leases as of June 25, 1999 were:

            Period:
                 June 26, 1999 to December 1999            926,958
                 Year ended December 31, 2000            1,355,182
                 2001                                    1,991,010
                 2002                                    2,031,864
                 2003 and thereafter                     2,136,888
                                                    -----------------
                                                    $    8,441,902
                                                    =================

     Rent expense for operating leases amounted to $1,123,841 and $1,114,183 for the years ended December 31, 1997 and 1998, respectively. Rent expense for the six months ended June 30, 1998 and for the period ended June 25, 1999 was $557,091 and $556,454, respectively.

(8)  Segment Information

     The Company has adopted the provisions of SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas and major customers. The method for determining what information to report is based on the way that management organizes the operating segments within the Company for making operating decisions and assessing financial performance.

     The Company's chief operating decision maker is considered to be the Company's Chief Executive Officer (CEO). The CEO reviews financial information accompanied by disaggregated information about revenue and cost of revenue by operating segment for purposes of making operating decisions and assessing financial performance. The information reviewed by the CEO is identical to the information presented in the accompanying financial statements of operations. For the years ended December 31, 1997 and 1998, the Company operated in two segments: research development and product sales operations. All assets pertain solely to the product sales segment. The Company has had no international revenues to date.

(9)  Subsequent Event

     On July 6, 1999, the Company, Xerox Corporation, and dpiX Holding Company LLC (including Planar Systems, Inc., Varian Medical Systems, Inc. and PHSITH LLC) entered into definitive agreements relating to the formation of a new company named dpiX, LLC. The Xerox Corporation contributed certain assets and liabilities of the Company and received a 19.9% equity interest in dpiX, LLC.

                             Planar Systems, Inc.
                            Pro Forma Balance Sheet
                                 June 25, 1999
                            (Unaudited) (in 000's)

                                                Planar
                                               Systems,                    Pro forma        Pro forma
                                                 Inc.       dpiX, INC.    adjustments       combined
                                             ----------------------------------------------------------
Assets

Cash and cash equivalents                     $ 24,758      $      -      $ (5,338)  (4)      $ 19,420
Receivables                                     20,576         2,583        (2,583)  (2)        20,576
Inventories                                     25,998         3,129        (3,129)  (2)        25,998
Other current assets                            10,388            60           (60)  (2)        10,388
                                             --------------------------------------        ------------
     Total current assets                       81,720         5,772       (11,110)             76,382
Property, plant & equipment, net                15,481        18,007       (18,007)  (2)        15,481
Other assets                                    19,810            12           (12)  (2)
                                                                             5,338   (4)        25,148
                                             --------------------------------------        ------------
    Total assets                              $117,011      $ 23,791      $(23,791)           $117,011
                                             ======================================        ============
Liabilities And Equity

Accounts payable                              $  9,054      $  1,052      $ (1,052)  (2)      $  9,054
Other current liabilities                        9,568        13,844       (13,844)  (2)         9,568
Current portion of long-term obligations         1,749            67           (67)  (2)         1,749
                                             --------------------------------------        ------------
    Total current liabilities                   20,371        14,963       (14,963)             20,371
                                                                                                     -
Long-term obligations                           16,054         4,765        (4,765)  (2)        16,054
Deferred tax liability                             442             -             -                 442
Other liabilities                                  662             -             -                 662
                                             --------------------------------------        ------------
   Total liabilities                            37,529        19,728       (19,728)             37,529
                                                                                                     -

Common stock                                    75,080        77,031       (77,031)  (2)        75,080
Preferred stock                                                   37           (37)  (2)
Retained earnings (accumulated deficit)         13,091       (73,005)       73,005   (2)        13,091
Foreign currency translation adjustment         (8,689)            -             -              (8,689)
                                             --------------------------------------        ------------
     Total shareholders' equity                 79,482         4,063        (4,063)             79,482
                                             --------------------------------------        ------------
     Total liabilities and equity             $117,011      $ 23,791      $(23,791)           $117,011
                                             ======================================        ============

                             Planar Systems, Inc.
                       Pro Forma Statement of Operations
                        Nine Months ended June 25, 1999
                            (Unaudited) (in 000's)

                                                    Planar
                                                   Systems,                 Pro forma         Pro forma
                                                     Inc.     dpiX, INC.   adjustments         combined
                                                  ------------------------------------------------------
Revenue                                             $90,141     $  7,974      $ (7,974)  (2)    $90,141
Cost of sales                                        64,233       14,715       (14,715)  (2)     64,233
                                                  -------------------------------------        ---------
   Gross profit (loss)                               25,908       (6,741)        6,741           25,908

Research and development, net                         9,731        5,646        (5,646)  (2)      9,731
Sales, marketing and administrative                  15,263        4,359        (4,359)  (2)     15,263
                                                  -------------------------------------        ---------
   Total operating expenses                          24,994       10,005       (10,005)          24,994
                                                  -------------------------------------        ---------
Income (loss) from operations                           914      (16,746)       16,746              914

Interest income                                           -            -             -                -
Interest expense                                       (158)        (465)          465   (2)       (158)
Foreign exchange, net                                 1,969            -             -            1,969
Write-off of license agreement                                    (1,500)        1,500   (2)          -
Loss on equity investment                                 -            -        (5,000)  (1)     (5,000)
Income (loss) before income taxes                     2,725      (18,711)       13,711           (2,275)
Provision (benefit) for income taxes                    762            -        (1,400)  (3)       (638)
                                                  -------------------------------------        ---------
    Net income (loss)                               $ 1,963     $(18,711)     $ 15,111          $(1,637)
                                                  =====================================        =========

Net income per share - basic                        $  0.18                                     $ (0.15)
                                                  ==========                                   =========

Average shares outstanding - basic                   10,678                                      10,678
                                                  ==========                                   =========

Net income per share - diluted                      $  0.18                                     $ (0.15)
                                                  ==========                                   =========

Average shares outstanding -diluted                  10,904                                      10,678
                                                  ==========                                   =========

                             Planar Systems, Inc.
                       Pro Forma Statement of Operations
                         Year ended September 25, 1998
                            (Unaudited) (in 000's)


                                                                    Planar
                                                                   Systems,                 Pro forma         Pro forma
                                                                     Inc.     dpiX, INC.   adjustments         combined
                                                                 -------------------------------------------------------
Revenue                                                            $129,015     $ 11,711      $(11,711)  (2)   $129,015
Cost of sales                                                        88,763       18,005       (18,005)  (2)     88,763
                                                                 --------------------------------------      -----------
   Gross profit (loss)                                               40,252       (6,294)        6,294           40,252

Research and development, net                                         8,685        8,194        (8,194)  (2)      8,685
Sales, marketing and administrative                                  19,740        3,156        (3,156)  (2)     19,740
                                                                 --------------------------------------      -----------
   Total operating expenses                                          28,425       11,350       (11,350)          28,425
                                                                 --------------------------------------      -----------
Income (loss) from operations                                        11,827      (17,644)       17,644           11,827

Interest income                                                       1,029            -             -            1,029
Interest expense                                                       (293)        (620)          620   (2)       (293)
Foreign exchange, net                                                  (659)           -             -             (659)
Loss on equity investment                                                 -            -        (5,000)  (1)     (5,000)
                                                                 --------------------------------------      -----------
Income (loss) before income taxes                                    11,904      (18,264)       13,264            6,904
Provision (benefit) for income taxes                                  2,953            -        (1,240)  (3)      1,713
                                                                 --------------------------------------      -----------
    Net income (loss)                                              $  8,951     $(18,264)     $ 14,504         $  5,191
                                                                 ======================================      ===========
Net income per share - basic                                       $   0.83                                    $   0.48
                                                                 ===========                                 ===========
Average shares outstanding - basic                                   10,837                                      10,837
                                                                 ===========                                 ===========
Net income per share - diluted                                     $   0.81                                    $   0.47
                                                                 ===========                                 ===========
Average shares outstanding -diluted                                  11,098                                      11,098
                                                                 ===========                                 ===========

PLANAR SYSTEMS, INC.

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (Unaudited)
--------------------------------------------------------------------------------

On July 6, 1999, dpiX, LLC, a Delaware limited liability company ("dpiX") was merged (the "Merger") with and into New dpiX LLC, a Delaware limited liability corporation ("New dpiX") pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of May 13, 1999 (the "Merger Agreement"), by and among dpiX, New dpiX and Xerox Corporation, a New York corporation ("Xerox"). In the Merger, all of the outstanding Preferred Shares of dpiX, all of which were owned by Xerox, were converted into a 19.9% membership interest in New dpiX, and all of the outstanding Common Shares of dpiX were converted into a total of $100 in cash at a rate of $.05 per Common Share. The terms and conditions of the Merger Agreement, including the purchase price, were negotiated on an arms-length basis by Xerox and dpiX Holding Company LLC, a Delaware limited liability corporation ("dpiX Holding").

New dpiX was formed solely for the purpose of effecting the Merger. Prior to the Merger, all of the outstanding membership interests in New dpiX were owned by dpiX Holding. The owners of membership interests in dpiX Holding are Planar Systems, Inc. (the "Company"), Varian Medical Systems, Inc. and PHSITH, LLC, a joint venture of the United States affiliates of Phillips Medical Systems, Siemens A.G. and Thompson-CSF. The Company owns a 20 percent membership interest in dpiX Holding for which it paid $5 million. The Company's investment was funded out of working capital.

The Company's investment in dpiX Holding will be accounted for on the equity method. The unaudited pro forma combined financial information reflect an adjustment for the recognition of the disproportionate allocation of profit and losses. No purchase price adjustments have been recognized due to the nature of the transaction. The unaudited pro forma balance sheet was prepared as if the transaction had occurred on June 25, 1999, and the unaudited pro forma statements of operations were prepared as if the transaction had occurred on the first day of the periods ending September 25, 1998 and June 25, 1999. The unaudited pro forma statement of operations for the year ended September 25, 1999 includes dpiX, INC. balances for the year ended December 31, 1999. This financial information should be read in connection with the Company's audited financial statements for the year ended September 25, 1998 included in Form 10-K and the Company's unaudited financial information for the nine months ended June 25, 1999 included in Form 10-Q.

In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma financial statements have been made. This unaudited pro forma financial information is not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the respective period nor do they purport to indicate the results of future operations of Planar Systems, Inc.

-------------------

(1) Amount represents the recognition of the Company's share of the disproportionate allocation of the profits and losses during the respective period.

(2) Amount represents the elimination of the historical balances of dpiX, INC.

(3) Amount represents the tax benefit related to the recognition of the disproportionate losses using the effective tax rate of the period.

(4) Amount represents the cash paid for the investment and the related increase in the investment.